UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2023

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building I, Suite 205

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2023, Savara Inc. (“Savara”) entered into an amendment (the “Amendment”) to the Agreement of Lease, dated July 7, 2021, between Savara and 1717 OSSRE, LLC (the “Lease”) in order to increase the size of Savara’s offices in Langhorne, PA. Savara plans to relocate its headquarters to this location.

Pursuant to the Lease, Savara currently leases 2,465 square feet of office space on the third floor of the building located at 1717 Langhorne Newtown Road, Langhorne, PA 19047 (the “Langhorne Offices”) and makes monthly rental payments of approximately $5,850. Under the terms of the Lease, as amended by the Amendment (“the Amended Lease”), beginning on July 1, 2023, the Langhorne Offices will be expanded to include an additional 3,970 square feet, the term of the Amended Lease will continue until June 30, 2026, and Savara agrees to make monthly rental payments of approximately $14,200 from July 1, 2023 to June 30, 2024, $14,500 from July 1, 2024 to June 30, 2025, and $14,700 from July 1, 2025 to June 30, 2026. The Amended Lease contains customary events of default, representations, warranties, and covenants.

The foregoing descriptions of Lease and the Amendment are not complete and are qualified in their entirety by reference to the Lease and the Amendment, which Savara plans to file with its Form 10-Q for the period ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial & Administrative Officer